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                                                                    Exhibit 99.1

Contacts:
Bioenvision, Inc.
Stuart Fine
(908) 490-0075

FOR IMMEDIATE RELEASE

               BIOENVISION COMPLETES $17.75 MILLION PRIVATE EQUITY
                                   FINANCING

              Perseus-Soros BioPharmaceutical Fund is Lead Investor

NEW YORK -- (BUSINESS WIRE) -- May 20, 2002 -- Bioenvision, Inc. (OTCBB: BIOV) today announced that the Company had closed a private equity financing of $17.75 million through the sale of Series A convertible preferred stock.

The syndicate of institutional investors was led by the Perseus-Soros Biopharmaceutical Fund, and included OrbiMed Advisors, DWS Investments, Merlin BioMed Group, and other institutional investors. In connection with the financing, Perseus-Soros will name two members to Bioenvision's board of directors.

Bioenvision intends to use the funds primarily to continue the clinical development of its lead cancer therapeutics, clofarabine and Modrenal(R), and to commence marketing Modrenal(R) in the United Kingdom. Clofarabine is being jointly developed with ILEX Oncology, Inc. (NASDAQ: ILXO) and is currently the subject of Phase II human clinical trials to treat different forms of leukemia. Bioenvision retains all European rights to clofarabine and will receive a royalty on sales of the product in the US. Modrenal(R) is approved for marketing in the United Kingdom for the treatment of post-menopausal breast cancer. The Company plans to conduct human clinical trials of Modrenal(R) in the US to seek regulatory approval to treat breast and prostate cancer.

Chris Wood, M.D., Bioenvision's President & CEO, commented, "We are delighted to raise capital from highly regarded investors during these tough market conditions. These funds provide us with the resources to develop clofarabine in Europe while advancing the other products in our oncology and anti-microbial pipeline."

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless registered under the Securities Act or an applicable exemption from registration is available. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Bioenvision

Bioenvision's primary business focus is the acquisition, development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: clofarabine, in co-development with Ilex Oncology, Inc. (NASDAQ:ILXO); Modrenal(R), for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer; and other products in clinical trials. Bioenvision is also developing anti-infective technologies such as the OLIGON technology, an advanced biomaterial that has been approved for certain indications by the FDA in the U.S., and is being sold by Edwards Lifesciences Corp. (NYSE:EW). For more information on Bioenvision please visit our website at www.bioenvision.com.

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Bioenvision Safe harbor Statement: Certain statements contained herein are
"forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risks in technology and product development; failure to successfully complete clinical trials; failure to receive market clearance from regulatory agencies; dependence on third parties and partners; and those risks described in filings made by Bioenvision with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements. Investors are urged to be cautious in assessing the impact of such "forward-looking" statements.